                                                                  Exhibit (d)(6)

                      INTERTRUST TECHNOLOGIES CORPORATION

                                1995 STOCK PLAN

                         NOTICE OF STOCK OPTION GRANT

                                  [STANDARD]



     You have been granted an option to purchase Class A Common Stock ("Class A Stock") of InterTrust Technologies Corporation (the "Company") as follows:


     Date of Grant

     Exercise Price per Share

     Total Number of Shares Granted

     Total Exercise Price

     Type of Option:



     Term/Expiration Date:
     Vesting Commencement Date

     Vesting Schedule:             This Option may be exercised, in whole or in
                                   part, in accordance with the following
                                   schedule: 6/48 of the Shares subject to the Option shall vest on the six month anniversary of the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.


     Termination Period:           Option may be exercised for 30 days after
                                   termination of employment or consulting
                                   relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

     By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1995 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                               INTERTRUST TECHNOLOGIES CORPORATION

___________________________________     By:__________________________________
Signature

___________________________________     Title:_______________________________
Print Name

                      INTERTRUST TECHNOLOGIES CORPORATION

                                1995 STOCK PLAN

                            STOCK OPTION AGREEMENT


     1.   Grant of Option.  InterTrust Technologies Corporation, a Delaware
          ---------------
corporation (the "Company"), hereby grants to the Optionee named in the Notice of Stock Option Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Class A Stock (the "Shares") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price") subject to the terms, definitions and provisions of the InterTrust Technologies Corporation 1995 Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

          If designated an Incentive Stock Option in the Notice of Stock Option Grant, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code and, if not so designated, this Option is intended to be a Nonstatutory Stock Option.

     2.   Exercise of Option.  This Option shall be exercisable during its term
          ------------------
in accordance with the Exercise Schedule set out in the Notice of Stock Option Grant and with the provisions of Section 9 of the Plan as follows:

          (a)  Right to Exercise.
               -----------------

                    (i) This Option may not be exercised for a fraction of a share.

                    (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in paragraph
(iii) below.

                    (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

                    (iv) If designated an Incentive Stock Option in the Notice of Stock Option Grant, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary) that first vest in any calendar year have an aggregate fair market value (determined for each Share as of the Date of Grant of the option covering such Share) that exceeds $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5 of the Plan.

          (b)  Method of Exercise.  This Option shall be exercisable by written
               ------------------
notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Class A Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   Optionee's Representations. In the event the Shares purchasable
          --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

     4.   Method of Payment. Payment of the Exercise Price shall be by any of
          -----------------
the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) such other consideration as may be determined by the Board at the time of grant in its absolute discretion to the extent permitted under the Plan and the California General Corporation Law.

     5.   Restrictions on Exercise. This Option may not be exercised until such
          ------------------------
time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.   Termination of Relationship. In the event of termination of Optionee's
          ---------------------------
Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Stock Option Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     7.   Disability of Optionee.
          ----------------------

          (i) Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise this Option to the extent he was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (ii) In the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of any disability not constituting a total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise this Option to the extent he was entitled to exercise it at the date of such termination; provided, however, that if this is an Incentive Stock Option and Optionee fails to exercise this Incentive Stock Option within three (3) months from the date of termination of employment, this Option will cease to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) and Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such exercise in an amount generally measured by the difference between the exercise price for the Shares and the fair market value of the Shares on the date of exercise. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     8.   Death of Optionee. In the event of the death of Optionee during the
          -----------------
term of this Option and having been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or within thirty (30) days of termination of such status, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or if earlier, the date of termination. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time period specified herein, the Option shall terminate.

     9.   Non-Transferability of Option. This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10.  Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

     11.  Tax Consequences.  Set forth below is a brief summary of certain of
          ----------------
the federal and California tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i)   Exercise of Incentive Stock Option.  If this Option qualifies as
                ----------------------------------
an Incentive Stock Option, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an item of alternative minimum taxable income for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (ii)  Exercise of Nonstatutory Stock Option.  If this Option is a
                -------------------------------------
Nonstatutory Stock Option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii) Disposition of Shares.  If this Option is an Incentive Stock
                ---------------------
Option and if Shares transferred pursuant to the Option are held for more than one year after exercise and more than two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of before the end of either of such two holding periods, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (1) the fair market value of the Shares on the date of exercise, or (2) the sale price of the Shares, over the Exercise Price. If this Option is a Nonstatutory Stock Option, then gain realized on the disposition of Shares will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one year after the exercise date.

          (iv)  Notice of Disqualifying Disposition of Incentive Stock Option
                -------------------------------------------------------------
Shares.  If the Option granted to Optionee herein is an Incentive Stock Option,
------
and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

                              InterTrust Technologies Corporation,
                              a Delaware corporation

                              By:_________________________________________

                              Title:______________________________________

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.

Dated: ________________________          ______________________________
                                         Signature of Optionee

                                   EXHIBIT A
                                   ---------

                                1995 STOCK PLAN

                                EXERCISE NOTICE


InterTrust Technologies Corporation
460 Oakmead Parkway
Sunnyvale, California  94086
Attention:  Chief Financial Officer

     1.   Exercise of Option.  Effective as of today, _______________, 19___,
          ------------------
the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _____________ shares of the Class A Common Stock (the "Shares") of InterTrust Technologies Corporation (the "Company") under and pursuant to the Company's 1995 Stock Plan, as amended (the "Plan") and the [((ISO))] Incentive [((NSO))] Nonstatutory Stock Option Agreement dated ((Date of Grant)) (the "Option Agreement").

     2.   Representations of Optionee.  Optionee acknowledges that Optionee has
          ---------------------------
received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

     3.   Compliance with Securities Laws.  Optionee understands and
          -------------------------------
acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

     4.   Federal Restrictions on Transfer.  Optionee understands that the
          --------------------------------
Shares have not been registered under the 1933 Act and therefore cannot be resold and must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Specifically, Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event requires that the Shares be paid for and then be held for at least two years (and in some cases three years) before they may be resold under Rule 144.

     5.   Rights as Shareholder.  Until the stock certificate evidencing such
          ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

          Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     6.   Company's Right of First Refusal.  Before any Shares held by Optionee
          --------------------------------
or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a)  Notice of Proposed Transfer.  The Holder of the Shares shall
               ---------------------------
deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee");
(iii) the number of Shares to be transferred to each Proposed Transferee; and
(iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b)  Exercise of Right of First Refusal.  At any time within thirty
               ----------------------------------
(30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c)  Purchase Price.  The purchase price ("Purchase Price") for the
               --------------
Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d) Payment.  Payment of the Purchase Price shall be made, at the
              -------
option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e) Holder's Right to Transfer.  If all of the Shares proposed in the
              --------------------------
Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 30 days after the lapse of the period of the Right of First Refusal and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (f) Exception for Certain Family Transfers.  Anything to the contrary
              --------------------------------------
contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or
 ----------------
antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g) Termination of Right of First Refusal.  The Right of First Refusal
              -------------------------------------
shall terminate upon the consummation of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

     7.   Tax Consultation.  Optionee understands that Optionee may suffer
          ----------------
adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     8.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

          (a) Legends.  Optionee understands and agrees that the Company shall
              -------
cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     Optionee understands that transfer of the Shares may be restricted by
Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached to Exhibit B, the Investment Representation Statement.

     (b) Stop-Transfer Notices.  Optionee agrees that, in order to ensure
         ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     (c) Refusal to Transfer.  The Company shall not be required (i) to
         -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     9.   Market Standoff Agreement.  In connection with the initial public
          -------------------------
offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that the Optionee
                                           --------  -------
need not so agree unless a majority of the Company's officers and directors and a majority of the holders of at least 5% of the Company's outstanding securities also agree to be similarly bound.

     10.  Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     11.  Interpretation.  Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

     12.  Governing Law; Severability.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     13.  Notices.  Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     14.  Further Instruments.  The parties agree to execute such further
          -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     15.  Delivery of Payment.  Optionee herewith delivers to the Company the
          -------------------
full Exercise Price for the Shares.

     16.  Entire Agreement.  The Plan and Notice of Grant/Option Agreement are
          ----------------
incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option

Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:               Accepted by:

OPTIONEE:                   INTERTRUST TECHNOLOGIES
CORPORATION

____________________

____________________        By:______________________________
(NameofOptionee)
                            Title:___________________________

Address:____________        Address:  460 Oakmead Parkway
____________________                  Sunnyvale, CA.  94086

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER :

COMPANY   :    InterTrust Technologies Corporation

SECURITY  :    Class A Common Stock

AMOUNT    :

DATE      :



In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

          In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (e) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (f) I understand that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. I have read the applicable Commissioner's Rules with respect to such restriction, a copy of which is attached.

                                    Signature of Purchaser:


                                    ________________________________________
                                    ((Name of Optionee))

             STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE
             ----------------------------------------------------
        Title 10.  Investment - Chapter 3. Commissioner of Corporations

   260.141.11:  Restriction on Transfer.
   ----------   -----------------------

   (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

   (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

        (1)  to the issuer;
        (2)  pursuant to the order or process of any court;
        (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
        (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
        (5)  to holders of securities of the same class of the same issuer;
        (6)  by way of gift or donation inter vivos or on death;
        (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
        (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
        (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
        (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;
        (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
        (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision
    (a) of Section 25143 is in effect with respect to such qualification;
        (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
        (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
        (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
        (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
        (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
    Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

    (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OR CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."